UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 7, 2024

Oshkosh Corporation

(Exact name of registrant as specified in its charter)

Wisconsin	1-31371	39-0520270
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1917 Four Wheel Drive Oshkosh, Wisconsin	54902
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (920) 502-3400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425, under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12, under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b), under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c), under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.01 par value)	OSK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company, as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2024 Annual Meeting of Shareholders (the “Annual Meeting”) of Oshkosh Corporation (the “Company”) held on May 7, 2024, the Company’s shareholders approved the Oshkosh Corporation 2024 Incentive Stock and Awards Plan (the “Plan”), which had previously been approved by the Company’s Board of Directors, subject to shareholder approval. Additional information regarding the results of the Annual Meeting is set forth below under Item 5.07 of this Current Report on Form 8-K.

The Plan provides that up to a total of 2,600,000 shares of the Company’s common stock may be issued thereunder. The Plan authorizes the grant to the Company’s officers, directors, eligible employees and consultants of stock options, stock appreciation rights, performance shares, performance units, shares of common stock, restricted stock, restricted stock units and annual or long-term incentive awards.

The Company cannot currently determine the benefits, if any, to be paid under the Plan in the future to the officers of the Company, including the Company’s chief executive officer, chief financial officer and named executive officers.

The Plan is described in detail in the Company’s proxy statement filed with the Securities and Exchange Commission on March 28, 2024, and the full text of the Plan appears as Exhibit A to the definitive proxy statement. The description of the Plan set forth above does not purport to be complete and is qualified in its entirety by reference to such materials.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

As noted above, the Company held its Annual Meeting on May 7, 2024. On May 7, 2024, the independent inspector of elections for the Annual Meeting delivered its final tabulation of voting results for each of the matters submitted to a vote at the Annual Meeting, certifying the voting results set forth below.

The Company’s shareholders elected the following directors for terms expiring at the Company’s 2025 Annual Meeting of Shareholders by the votes indicated:

Nominee	Shares Voted For	Shares Withheld	Broker Non-Votes
Keith J. Allman	55,009,945	527,119	4,596,053
Annette K. Clayton	55,015,100	521,964	4,596,053
Douglas L. Davis	55,128,889	408,175	4,596,053
Tyrone M. Jordan	53,004,601	2,532,463	4,596,053
Kimberley Metcalf-Kupres	54,583,575	953,489	4,596,053
Stephen D. Newlin	54,040,638	1,496,426	4,596,053
Duncan J. Palmer	54,276,085	1,260,979	4,596,053
David G. Perkins	54,688,865	848,199	4,596,053
John C. Pfeifer	55,148,826	388,238	4,596,053
Sandra E. Rowland	55,132,550	404,514	4,596,053

The Company’s shareholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent auditor for the fiscal year ending December 31, 2024 by the votes indicated:

Shares Voted For	Shares Voted Against	Abstentions
58,807,423	1,175,498	150,196

The Company’s shareholders approved a resolution approving, on a nonbinding, advisory basis, the compensation of the Company’s named executive officers as disclosed in the Compensation Discussion and Analysis section and compensation tables contained in the Company’s proxy statement for the Annual Meeting by the votes indicated:

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes
52,840,394	2,461,912	234,758	4,596,053

The Company’s shareholders voted to approve the Plan by the votes indicated:

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes
52,192,599	3,271,611	72,854	4,596,053

The Company's definitive proxy statement for the Annual Meeting also included a shareholder proposal (Proposal 5) on the subject of majority voting for directors. This proposal, however, was not acted upon at the Annual Meeting because neither the proponent nor a qualified representative of the proponent presented the proposal at the Annual Meeting. Although this proposal was not acted upon at the Annual Meeting, proxies that shareholders submitted prior to the meeting included instructions to vote more shares against the proposal than for the proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSHKOSH CORPORATION

Date: May 10, 2024	By:	/s/ Ignacio A. Cortina
Ignacio A. Cortina
Executive Vice President, Chief Legal Officer and Secretary